UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 22, 2005

ROCKWELL COLLINS, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-16445	52-2314475
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

400 Collins Road NE, Cedar Rapids, Iowa		52498-0001
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	319-295-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

Registrant has been informed by Rockwell Automation, Inc. ("RAI") that RAI has decided to close the Rockwell Collins Stock Fund in RAI’s 401(k) Savings Plan on March 31, 2006. As a result, participants investing in that fund will be required to transfer or sell all of their Rockwell Collins stock fund balances by March 31, 2006. We have been informed that RAI will be disposing of the Rockwell Collins common stock in open market transactions in an orderly process between now and March 31, 2006. As of June 7, 2005, the RAI Savings Plan held 10.9 million shares of Rockwell Collins common stock. We have been advised that RAI is terminating all of its non-RAI single stock funds as an investment option under its Savings Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL COLLINS, INC.

August 22, 2005	By:	Gary R. Chadick

Name: Gary R. Chadick
Title: Senior Vice President, General Counsel & Secretary